UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

OLIE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54909	33-1220056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300-838 Hastings Street
Vancouver, British Columbia V6C0A6
(604) 828-9999
www.olieinc.ca

Registrant’s telephone number, including area code: 604-828-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

OLIE INC.

CURRENT REPORT ON FORM 8-K

SECTION 8 – OTHER EVENTS

Item 8.01  OTHER EVENTS

Olie Inc., entered into a Memorandum of Understanding dated May 21st, 2013 with Whitehall IV LLC a limited liability company that is the sole owner of an entity known as Mitch Stone Essentials. The purpose of that MOU was to provide the basis for the acquisition of Mitch Stone Essentials.

On July 31st, 2013 all parties previously and currently involved have entered into a Mutual Rescission and Release Agreement. Both Olie Inc., and Whitehall IV LLV, both mutually agree to rescind the memorandum of understanding such that it be null and void.

Olie Inc. Safe Harbor Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLIE Inc.

Date: August 7, 2013	By:	/s/ Robert Gardner
Robert Gardner
Chief Executive Officer